Exhibit 99.1

Moleculin Retains Shareholder Intelligence Services, LLC to Investigate Potential Naked Short Selling

HOUSTON, August 7, 2023 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (Moleculin or the Company), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting hard-to-treat tumors and viruses, today announced that it is investigating potential naked short selling of its stock and has retained well-known analytics firm, Shareholder Intelligence Services, LLC (“ShareIntel”). ShareIntel’s investigation will provide shareholder data, including share ownership, purchases, sales and custody by individuals, institutions, broker-dealers, clearing agents and custodians, and other information related to the Company's public shareholders and market activity with respect to sales of publicly traded common stock.

“We value our shareholders and believe that the information ShareIntel can provide gives us all available data at our disposal to act in our fiduciary capacity. We are grateful for the continued support of our loyal shareholders and the support for our ongoing clinical development programs. We now have the tools in place to analyze trading patterns of our common stock and mitigate any illegal or otherwise prohibited trading activity, including potential naked short selling, should any such activities be discovered," commented Walter Klemp, Chairman and Chief Executive Officer of Moleculin.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses. The Company’s lead program, Annamycin is a next-generation anthracycline designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of COVID-19 and other viruses, as well as cancer indications including brain tumors, pancreatic and other cancers.

For more information about the Company, please visit www.moleculin.com and connect on Twitter, LinkedIn and Facebook.

About Shareholder Intelligence Services, LLC

ShareIntel is a patented compliance driven SAAS retained by public companies to track shareholder ownership and monitor broker-dealer and shareholder movement. DRIL-Down™ identifies participants to potential abusive and illegal short selling providing actionable intelligence. For more information, visit www.shareintel.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the results of the review of the trading activity in the Company’s common stock. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com